SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                         July 1, 2002

                       XEROX CORPORATION
      (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                     800 Long Ridge Road
                       P. O. Box 1600
              Stamford, Connecticut  06904-1600
      (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code:
                       (203) 968-3000

                       Not Applicable
 (Former name or former address, if changed since last report)


























Item 5.  Other Events.

On July 1, 2002, a class action complaint was filed in the United States District Court for the District of Connecticut (Hartford) alleging violations of the Employee Retirement Income Security Act ("ERISA"). The named plaintiff, Thomas Patti, is a Xerox employee and a participant in the Xerox Corporation Profit Sharing and Savings Plan (the "Plan") who invested or maintained investments in the Xerox Stock fund during the proposed class period, February 15, 1998 - present. He seeks to represent a class of individuals similarly situated which he claims exceeds 50,000 persons.

The defendants include Xerox Corporation, the Plan (as a nominal defendant only) and the following individuals or groups of individuals during the proposed class period: the Plan Administrator, the Plan's Administrative Committee, the Board of Directors, the Finance Committee of the Board of Directors, and the Treasurer. The complaint claims that all of the foregoing defendants were "named" or "de facto" fiduciaries of the Plan under ERISA and, as such, were obligated to protect the Plan's assets and act in the best interest of Plan participants. The complaint alleges that the defendants failed to do so and thereby breached their fiduciary duties.

Plaintiff sets out four separate ERISA causes of action. Specifically, he claims that the defendants failed to provide accurate and complete material information to participants concerning Xerox stock, including accounting practices which allegedly artificially inflated the value of the stock, and misled participants regarding the soundness of the stock and the prudence
of investing retirement benefits in Xerox stock.   Plaintiff also
claims that defendants failed to ensure that Plan assets were invested prudently, to monitor the other fiduciaries and to disregard Plan directives they knew or should have known were imprudent. The complaint does not specify the amount of damages sought. However, it asks that the losses to the Plan be restored which it describes as "millions of dollars." It also seeks other legal and equitable relief as appropriate to remedy the breaches of fiduciary duty, as well as interest, costs and attorneys' fees.

Xerox Corporation and the other defendants deny any wrongdoing and intend to vigorously defend the action. Based on the stage of the litigation, it is not possible to estimate the amount of loss or range of possible loss that might result from an adverse judgment or a settlement of this matter.
____________________________________________________________________________

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Date: July 9, 2002